SUNCOKE ENERGY, INC. ANNOUNCES EXECUTIVE LEADERSHIP SUCCESSION:
KATHERINE T. GATES TO SUCCEED MICHAEL G. RIPPEY AS CHIEF EXECUTIVE OFFICER
IN MAY, 2024

LISLE, Ill., February 22, 2024 -- SunCoke Energy, Inc. (NYSE: SXC) announced today that Michael G. Rippey intends to retire as Chief Executive Officer and as a member of the Company's Board of Directors on May 15, 2024. The Board has unanimously appointed Katherine T. Gates to succeed Mr. Rippey as CEO effective May 15, 2024. Ms. Gates will retain her current position as President, serving as both President and CEO upon her promotion, and she will continue to serve as a member of the Board. Upon his retirement, it is anticipated that Mr. Rippey will serve as an advisor to the Company, pursuant to an advisory agreement.

Speaking on behalf of the Board, Arthur F. Anton, the Company's Chairman, stated, "We thank Mike for his outstanding service and substantial contributions to SunCoke. During his tenure, he significantly restructured and strengthened the organization and reduced SunCoke's risk profile. Mike has been, and remains, a great asset to our Company. His significant contributions are reflected in SunCoke’s culture of safety and integrity, as well as record earnings and profitability."

Mr. Anton continued, "The Board is pleased to announce Katherine’s promotion to Chief Executive Officer as the result of a deliberate and well-executed succession planning process. Katherine’s executive experience for more than a decade at SunCoke, provides the Board with valuable expertise regarding operations, commercial, strategic, legal and EHS matters. She is a successful leader with a strong execution orientation. She has the highest integrity and brings great energy to all she does."

Remarking on his tenure at SunCoke, Mr. Rippey stated, "I am incredibly proud of all that our team has achieved. We have created significant value for our shareholders. Our accomplishments are the result of the dedication, commitment, and resourcefulness of all our employees. As a Company, we are fortunate to have Katherine as my successor. I and everyone at SunCoke have tremendous confidence in Katherine's ability to champion our business and lead SunCoke's future success."

Commenting on her new appointment, Ms. Gates said, "I am grateful for the trust and confidence that the Board has placed in me, and I am honored to serve as CEO of SunCoke, working with our dedicated team to deliver added value to our business and shareholders.”

Ms. Gates continued, “I am extremely appreciative of the time Mike and I have spent working together, and am grateful for the benefit of learning from a mentor with over 40 years of experience in the steel industry.”

ABOUT SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to domestic and international customers. Our coke is used in the blast furnace production of steel as well as the foundry production of casted iron, with the majority of sales under long-term, take-or-pay contracts. We also export coke to overseas customers seeking high-quality product for their blast furnaces. Our process utilizes an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and draws upon more than 60 years of cokemaking experience to operate our facilities in Illinois, Indiana, Ohio, Virginia and Brazil. Our logistics business provides export and domestic material handling services to coke, coal, steel, power and other bulk customers. The logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. To learn more about SunCoke Energy, Inc., please visit the “Investors” section of our corporate website.

SunCoke routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission filings, public conference calls, webcasts and the “Investors” section of our corporate website. The information that SunCoke posts to its website may be deemed to be material. Accordingly, SunCoke encourages investors and others interested in SunCoke to routinely monitor and review the information that SunCoke posts on its website, in addition to following SunCoke's press releases, Securities and Exchange Commission lings and public conference calls and webcasts.

FORWARD-LOOKING STATEMENTS

This press release and related conference call contain "forward-looking statements" (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements often may be identified by the use of such words as "believe," "expect," "plan," "project," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "will," "should," or the negative of these terms, or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Any statements made in this press release or during the related conference call that are not statements of historical fact are forward-looking statements and should be evaluated as such. Forward-looking statements represent only our beliefs regarding future events, many of which are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SunCoke) that could cause our actual results and financial condition to differ materially from the anticipated results and financial condition indicated in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in Item 1A ("Risk Factors") of our Annual Report on Form 10-K for the

most recently completed fiscal year, as well as those described from time to time in our other reports and filings with the Securities and Exchange Commission (SEC).

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke. For information concerning these factors and other important information regarding the matters discussed in this press release and related conference call, see SunCoke's Securities and Exchange Commission filings, copies of which are available free of charge on the “Investors” section of our corporate website, or on the SEC's website at www.sec.gov. All forward-looking statements included in this press release and related conference call are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this press release and related conference call also could have material adverse effects on forward-looking statements.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SunCoke management, and upon assumptions by SunCoke concerning future conditions, any or all of which ultimately may prove to be inaccurate. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SunCoke does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events, or otherwise, after the date of this press release except as required by applicable law.

Investors and Media:
Sharon Doyle
(630) 824-1907